                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              VMARK SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)

                              VMARK SOFTWARE, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                              VMARK SOFTWARE, INC.
                              50 WASHINGTON STREET
                       WESTBORO, MASSACHUSETTS 01581-1021

                                            April 10, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of VMARK Software, Inc., which will be held on Tuesday, May 6, 1997, at the offices of the Company, 50 Washington Street, Westboro, Massachusetts, at 1:30 p.m.

     The following Notice of Annual Meeting of Stockholders and Proxy Statement describes the items to be considered by the stockholders and contains certain information about the Company and its directors and executive officers.

     Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you now plan to attend the meeting, we urge you to sign and return the proxy card. You can revoke it at any time before it is exercised at the meeting and vote your shares personally if you attend.

     We look forward to seeing you.

                                            Sincerely,

                                            ROBERT M. MORRILL
                                            Chairman of the Board

                              VMARK SOFTWARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1997

     The Annual Meeting of Stockholders of VMARK Software, Inc. (the "Company") will be held at the offices of the Company, 50 Washington Street, Westboro, Massachusetts on Tuesday, May 6, 1997 at
1:30 p.m. for the following purposes:

     1.  To elect two directors, each for a three year term.

     2. To approve amendments to the Company's 1991 Director Stock Option Plan providing for

         (i) an increase in the number of shares authorized to be issued,

         (ii) an increase in the number of shares for which options are to be granted to non-employee directors each year,

        (iii) an extension of the time during which holders may exercise options after ceasing to be a director,

        (iv) an acceleration of vesting in the event of a change of control, and

         (v) an extension of the expiration date thereof.

     3. To approve an amendment to the Company's Employee Stock Purchase Plan providing for an extension of the expiration date thereof.

     4. To ratify the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent public accountants for 1997.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 14, 1997 will be entitled to vote at the meeting.
                                            By Order of the Board of Directors

                                            R. N. HOEHN
                                            Secretary

Dated:  April 10, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED.

                              VMARK SOFTWARE, INC.
                              50 WASHINGTON STREET
                       WESTBORO, MASSACHUSETTS 01581-1021
                                  508/366-3888

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement is furnished to the holders of common stock of VMARK Software, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on May 6, 1997 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted.

     A person giving the enclosed proxy has the power to revoke it, at any time before it is exercised at the meeting, by written notice to the Secretary of the Company, by sending a later dated proxy, or by revoking it in person at the meeting.

     The approximate date on which this proxy statement and the enclosed proxy will first be sent to stockholders is April 14, 1997. The Company's Annual Report to Stockholders for 1996 is being mailed together with this proxy statement.

     Only holders of common stock of record on the stock transfer books of the Company at the close of business on March 14, 1997 (the "record date") will be entitled to vote at the meeting. There were 8,356,578 shares of common stock outstanding on the record date.

     Each share of common stock is entitled to one vote. A plurality of the shares voting is required for the election of directors. Approval of the other matters which are before the meeting will require the affirmative vote of the holders of a majority of the shares voting thereon. No vote may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of a majority of the outstanding shares as of the record date. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

     All shares represented at the meeting, by holders present either in person or by proxy, will be deemed to be represented for purposes of constituting a quorum. Shares which are represented at the meeting but as to which the holder abstains from voting or has no voting authority in respect of a particular matter (such as in the case of a broker non-vote) will not be deemed to be voted on such matter and will not be the equivalent of negative votes on such matter. It is the position of the Securities and Exchange Commission, however, that, for purposes of approval pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") of the second and third items listed in the Notice of Annual Meeting, abstentions will be deemed the equivalent of negative votes.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of March 14, 1997 as to shares of the Company's common stock beneficially owned by (i) each of its directors, (ii) the executive officers named in the summary compensation table below, and (iii) all of its current directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares owned.

                                                             COMMON STOCK            PERCENT OF
                         NAME                            BENEFICIALLY OWNED(1)   OUTSTANDING SHARES
-------------------------------------------------------  ---------------------   ------------------
Robert M. Morrill......................................          342,843                 4.1
Robert G. Claussen.....................................          113,260                 1.4
James M. Dow...........................................               --                  --
Alphonse M. Lucchese...................................               --                  --
Randolph S. Naylor.....................................           74,532                  .9
Benjamin F. Robelen....................................           68,969                  .8
Peter Gyenes...........................................          127,847                 1.5
James J. Capeless......................................          156,842                 1.9
Andrew Ridgers.........................................           99,357                 1.2
Jason E. Silvia........................................          100,639                 1.2
James K. Walsh.........................................          120,790                 1.5
Charles F. Kane........................................          101,552                 1.2
Thomas M. Palka........................................           65,000                  .8
All current directors and executive officers as a group
  (13 persons).........................................        1,368,389                16.4

---------------

(1) Includes shares which may be acquired by exercise of stock options within sixty days after March 14, 1997 by the directors and executive officers individually and as a group as follows: Mr. Morrill, 147,667; Mr. Claussen, 8,334; Mr. Naylor, 18,332; Mr. Robelen, 14,978; Mr. Gyenes, 125,000; Mr.
    Capeless, 87,500; Mr. Ridgers, 96,841; Mr. Silvia, 100,000; Mr. Walsh, 67,500; Mr. Kane, 100,000; Mr. Palka 60,500; and all current directors and executive officers as a group, 983,174. Of those shares, 408,298 would be fully vested as to all directors and executive officers within that sixty day period, and the holders would have investment and voting powers; the remaining shares would be subject to vesting, and the holders would have voting but not investment powers until the shares vested.

PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth, to the knowledge of the Company, the only beneficial owners of more than 5% of the common stock. This information is as of December 31, 1996 and is based solely on Schedule 13G filings made with the Securities and Exchange Commission.

                                                                NUMBER OF SHARES        PERCENT OF
                      NAME AND ADDRESS                         BENEFICIALLY OWNED   OUTSTANDING SHARES
-------------------------------------------------------------  ------------------   ------------------
T. Rowe Price Associates, Inc................................        730,001(1)             8.7%
  100 E. Pratt Street
  Baltimore, MD 21202
Merrill Lynch & Co., Inc.....................................        705,000(2)             8.4%
  250 Vesey Street
  New York, NY 10281
The TCW Group, Inc...........................................        646,500(3)             7.8%
  865 Figuerson Street
  Los Angeles, CA 90017
State of Wisconsin Investment Board..........................        600,000(4)             7.2%
  P.O. Box 7842
  Madison, WI 53707

---------------

(1) Shares are held by various investors, including T. Rowe Price Small Cap Value Fund ("TRP Fund"), a registered investment company, for which T. Rowe Price Associates Inc. ("TRP") serves as advisor.

    TRP has sole voting power with respect to 46,000 and sole dispositive power with respect to all such shares. TRP Fund has sole voting power with respect to 650,000 of such shares.

(2) Shares are held by registered investment companies and other investors whose investment advisors have as general partner Princeton Services, Inc., a subsidiary of Merrill Lynch Group, Inc., which is a subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). ML&Co. has shared voting and dispositive powers with respect to all such shares.

(3) Shares are held by investors for which TCW Asset Management Company, a subsidiary of The TCW Group, Inc ("TCW"), serves as adviser. TCW has sole voting and dispositive powers with respect to all such shares.

(4) Shares are held by public pension funds managed by the State of Wisconsin Investment Board, which has sole voting and dispositive powers with respect to all such shares.

                             ELECTION OF DIRECTORS
                               (ITEM 1 OF NOTICE)

     There are currently seven members of the Board of Directors, divided into three classes with terms expiring respectively at the 1997, 1998 and 1999 annual meetings of stockholders. The Board has fixed the number of directors at seven and nominated Messrs. Claussen and Dow, whose terms are expiring, for re-election for three year terms expiring at the 2000 Annual Meeting and when their successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect the two nominees unless such authority is withheld by marking the proxy to that effect or the proxy is marked with the names of directors as to whom authority to vote is withheld. Each of the nominees has agreed to serve, but in the event a nominee becomes unavailable for any reason, the proxy, unless authority has been withheld as to that nominee, may be voted for the election of a substitute.

     The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting.

                                                        PRINCIPAL OCCUPATION AND BUSINESS
        NAME AND AGE                                    EXPERIENCE DURING LAST FIVE YEARS;
    AS OF MARCH 1, 1997       DIRECTOR SINCE            DIRECTORSHIPS OF PUBLIC COMPANIES
----------------------------  ---------------   --------------------------------------------------
                         NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2000
Robert G. Claussen, 60......       1987         Mr. Claussen has been, since 1989, the Chairman of
                                                the Board and Chief Executive Officer of Claussen
                                                Co., a real estate development company, and
                                                managing general partner of several real estate
                                                development partnerships affiliated with Claussen
                                                Co.
James M. Dow, 46............       1996         Mr. Dow has been, since 1994, the Chairman of the
                                                Board of Microcom, Inc., a manufacturer of
                                                communications products which enable access to the
                                                Internet and other computing networks. From 1980
                                                to 1994, he was President and Chief Executive
                                                Officer of Microcom, Inc. He is a director of the
                                                Massachusetts High Technology Council.

                                                        PRINCIPAL OCCUPATION AND BUSINESS
        NAME AND AGE                                    EXPERIENCE DURING LAST FIVE YEARS;
    AS OF MARCH 1, 1997       DIRECTOR SINCE            DIRECTORSHIPS OF PUBLIC COMPANIES
----------------------------  ---------------   --------------------------------------------------
                               DIRECTORS WHOSE TERMS EXPIRE IN 1998
Alphonse M. Lucchese, 61....       1996         Mr. Lucchese has been, since 1994, the Chairman of
                                                the Board, President and Chief Executive Officer
                                                of Davox Corporation, a manufacturer of telephone
                                                call center software. From 1987 to 1994 he was the
                                                President and Chief Executive Officer of Iris
                                                Graphics, Inc., a manufacturer of pre-production
                                                printing systems.
Robert M. Morrill, 59.......       1984         Mr. Morrill has been Chairman of the Board since
                                                1984 and was Chief Executive Officer and President
                                                of the Company from March 1996 through March 1997.
                                                He has been a private investor since 1991. He is a
                                                director of Stratus Computer, Inc., a manufacturer
                                                of fault-tolerant computers.
                               DIRECTORS WHOSE TERMS EXPIRE IN 1999
Peter Gyenes, 51............       1997         Mr. Gyenes has been an executive officer of the
                                                Company since May 1996, serving as Executive Vice
                                                President, International Operations through
                                                October 1996, Executive Vice President, Worldwide
                                                Sales through March 1997, and, commencing April 1,
                                                1997, President and Chief Executive Officer. From
                                                May 1995 to May 1996, he was President and Chief
                                                Executive Officer of Racal InterLan Inc., a
                                                supplier of local area networking products. From
                                                1994 to May 1995, he was President of the American
                                                Division of Fibronics International, Inc.; and
                                                from 1990 to 1993 he was Vice President and
                                                General Manager of the international operations
                                                and minicomputer business unit of Data General
                                                Corporation. He is a director of Enteractive,
                                                Inc., a supplier of multimedia software.
Randolph S. Naylor, 56......       1985         Mr. Naylor has been Vice President, Marketing and
                                                a Director of Interactive Group, Inc.,
                                                ("Interactive"), a developer and distributor of
                                                business application software, since March 1996.
                                                From 1977 to March 1996, he was the President and
                                                Chairman of the Board of Intrepid Software, Inc.,
                                                which merged with Interactive in March 1996.
Benjamin F. Robelen, 68.....       1984         Mr. Robelen has been a private investor since
                                                1980. He is a director of Bay Networks, Inc., a
                                                manufacturer of computer networking systems.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has Audit, Compensation and Nominating Committees.

     The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The directors currently serving on the Audit Committee are Messrs. Naylor and Robelen. The Audit Committee held five meetings in 1996.

     The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Messrs. Claussen, Dow and Lucchese. The Compensation Committee held four meetings in 1996.

     The Nominating Committee establishes criteria and procedures for the selection of nominees for election to the Board of Directors. The directors currently serving on the Nominating Committee are Messrs. Dow and Lucchese. The Nominating Committee was established in December 1996 and held no meetings in 1996.

     During 1996, the Board held eight meetings. Each incumbent director attended at least 75% of the aggregate number of the meetings of the Board and the meetings of the committees of the Board on which he served.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth compensation received by the two persons who served as the Company's chief executive officer during 1996, the four other most highly compensated executive officers who were serving as such on December 31, 1996, and one other person who served as an executive officer during part of 1996. The table details compensation received for services rendered to the Company during the fiscal years ended December 31, 1996, 1995 and 1994.

                                                                  LONG TERM
                                                                COMPENSATION
                                                                -------------
                                         ANNUAL COMPENSATION    SHARES UNDER
           NAME AND                      --------------------      OPTIONS          ALL OTHER
      PRINCIPAL POSITION                  SALARY(1)    BONUS     AWARDED(2)    COMPENSATION(1)(3)
          ON 12/31/96            YEAR        ($)        ($)          (#)               ($)
-------------------------------  -----   -----------   ------   -------------  -------------------
Robert M. Morrill(4)...........  1996       87,704      --         125,000          --
  President and Chief            1995       --          --          --              --
  Executive Officer              1994       --          --          --              --
James J. Capeless(5)...........  1996      185,197      --          57,500           350,828
                                 1995      188,786      --          20,000            77,175
                                 1994      158,418     28,000       --                78,503
Andrew Ridgers(6)..............  1996      165,000      --          96,481            35,639
  Executive Vice President,      1995      164,517      --          15,000            37,827
  Engineering                    1994      152,438     28,000       --                38,032
Jason E. Silvia................  1996      165,000      --         100,000            35,302
  Executive Vice President,      1995      164,517      --          15,000            38,920
  Sales and Services             1994      152,438     28,000       --                39,243
James K. Walsh.................  1996      175,000      --          47,500            58,911
  Executive Vice President,      1995      174,132      --          15,000            65,531
  Administration, New            1994      152,438     28,000       --                66,593
  Business Development and
  General Counsel
Charles F. Kane(7).............  1996      158,675      --          25,000            38,798
  Executive Vice President,      1995       11,540      --          75,000          --
  Finance and Chief              1994       --          --                          --
  Financial Officer
Thomas M. Palka(8).............  1996      165,000      --          40,000           130,570
                                 1995      164,517      --          15,000            59,794
                                 1994      152,438     28,000       --                60,571

(1) Salary includes amounts deferred by the named executive officer, and All Other Compensation includes the Company's contribution, under the Company's deferred compensation and profit-sharing plan established pursuant to
    Section 401(k) of the Internal Revenue Code. The plan covers substantially all domestic employees of the Company and allows each participant to contribute up to 15% of his or her base wage up to an amount not to exceed an annual statutory maximum ($9,500 in 1996). The Company matches contributions in an amount equal to 25% of the contributions of each participant in excess of 2% of such participant's annual compensation up to 4% of such participant's annual compensation.

(2) Includes shares under options issued in exchange for other options (see Option Repricing Table below).

(3) All Other Compensation includes, for each of the executive officers except Mr. Morrill, the value, projected on an actuarial basis, of the benefit to the executive of the premium paid by the Company during the year on an insurance policy on the life of the executive purchased in connection with a split-dollar agreement. Each policy is a whole-life policy to be paid in ten equal annual premiums, a portion of which the Company has agreed to pay so long as the executive continues to be employed by the Company and, in certain circumstances, including the occurrence of change-in-control events, thereafter. The Company has certain rights to borrow against each policy and the right to receive an amount equal to all premiums paid by it not later than upon the death of the respective executive. The executives have the right to borrow certain amounts under the policies and to receive the respective death benefits net of premium amounts paid by the Company. The benefits in 1996 were: Mr. Capeless, 66,481; Mr. Ridgers, 32,639; Mr. Silvia, 35,302; Mr. Walsh, 55,911; Mr. Kane, 35,798; and Mr. Palka, 57,416.

(4) Commencing in March 1996, Mr. Morrill, the Chairman of the Board of Directors, became President and Chief Executive Officer of the Company. He ceased to be President and CEO on March 31, 1997.

(5) Mr. Capeless was President and Chief Executive Officer until February and Executive Vice President/Major Accounts and OEM from February until May 1996, and thereafter was not an executive officer. In May 1996, the Company entered into an agreement with Mr. Capeless pursuant to which he will remain an employee until May 1998, subject to his earlier termination. The amount set forth for him under All Other Compensation for 1996 includes $281,847 which was accrued in 1996 for amounts payable to him under the agreement in 1997 and 1998.

(6) Mr. Ridgers ceased to be an executive officer in January 1997.

(7) Mr. Kane was first employed by and became an executive officer of the Company in November 1995.

(8) Mr. Palka was Vice President, Worldwide Marketing and Business Development until May 1996 and thereafter was not an executive officer. In May 1996, the Company entered into an agreement with Mr. Palka pursuant to which he will remain an employee until May 1997, subject to his earlier termination. The amount set forth for him under All Other Compensation for 1996 includes $76,154 which was accrued in 1996 for amounts payable to him under the agreement in 1997.

OPTION GRANTS TABLE

     The following option grants table sets forth information with respect to stock options granted by the Company to the named executive officers in the fiscal year ended December 31, 1996. All of such options were exercisable immediately upon grant but the underlying shares were (except as otherwise noted) subject to vesting over at least a three year period beginning on the date of grant. If the options are exercised to purchase unvested shares, such shares, until vested, may not be sold and are subject to repurchase by the Company at the exercise price.

                                                                                                            POTENTIAL
                                                        INDIVIDUAL GRANTS                               REALIZABLE VALUE
                               -------------------------------------------------------------------      AT ASSUMED RATES
                                                      % OF TOTAL                                         OF STOCK PRICE
                                                        OPTIONS                                         APPRECIATION FOR
                                                      GRANTED TO                                         OPTION TERM(1)
                                  SHARES UNDER       EMPLOYEES IN    EXERCISE PRICE    EXPIRATION    -----------------------
            NAME               OPTIONS GRANTED(#)     FISCAL YEAR        ($/SH.)          DATE        5%($)         10%($)
-----------------------------  -------------------   -------------   ---------------   -----------   -------       ---------
Robert M. Morrill............        125,000              8.7             7.000          3/21/06     550,283       1,394,525
James J. Capeless............         17,500(2)           1.2             6.375          8/31/98     49,771           70,520
                                      40,000(2)(3)        2.8             8.750          8/31/98     42,311           87,596
Andrew Ridgers...............         61,841(3)           4.3             8.125          1/23/06     315,993         800,789
                                      10,000               .7             6.375          1/23/06     68,598          146,992
                                      10,000               .7             7.000          3/21/06     44,023          111,562
                                      15,000(3)           1.1             8.750          4/23/06     82,542          209,179
Jason Silvia.................         50,000(3)           3.5             8.125          1/23/06     255,488         647,458
                                      25,000              1.8             6.375          1/23/06     171,494         366,729
                                      10,000               .7             7.000          3/21/06     44,023          111,562
                                      15,000(3)           1.1             8.750          4/23/06     82,542          209,179
James K. Walsh...............         17,500              1.2             6.375          1/23/06     120,046         257,235
                                      30,000(3)           2.1             8.750          4/23/06     165,084         418,358
Charles F. Kane..............         25,000              1.7             7.000          3/21/06     110,057         278,905
Thomas M. Palka..............         10,000(2)            .7             6.375          8/31/97     28,441           40,297
                                      30,000(2)(3)        2.1             8.750          8/31/97     31,673           65,697

---------------

(1) As required by the rules of the Securities and Exchange Commission, potential values are stated based on the prescribed assumption that the common stock of the Company will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore do not reflect past results and are not intended to forecast possible future appreciation, if any, in the price of the common stock.

(2) Became fully vested in connection with the agreements noted under the summary compensation table.

(3) Issued pursuant to an option exchange (see the option repricing table below).

OPTION EXERCISE AND YEAR-END VALUE TABLE

     The following option exercise and year-end value table sets forth information regarding the exercise of stock options by the named executive officers during the fiscal year ended December 31, 1996 and the number and unrealized value or spread (the difference between the exercise price and the market value) of unexercised options held by such officers on December 31, 1996. All of such options were then exercisable, but some of the underlying shares were subject to vesting.

                                                           SHARES UNDER UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT FISCAL YEAR              IN-THE MONEY
                                   SHARES                           END(#)               OPTIONS AT FISCAL YEAR-END
                                 ACQUIRED ON    VALUE     ---------------------------   ----------------------------
              NAME               EXERCISE(1)   REALIZED   VESTED   UNVESTED    TOTAL    VESTED    UNVESTED    TOTAL
-------------------------------- -----------   --------   ------   --------   -------   -------   --------   -------
Robert M. Morrill...............    --           --       38,917    98,416    137,333    19,459    43,041     62,500
James J. Capeless...............    --           --       46,541    40,959     87,500   153,609    16,079    169,688
Andrew Ridgers..................    --           --       24,229    72,612     96,841     2,812    13,438     16,250
Jason E. Silvia.................    --           --       23,361    76,639    100,000     5,906    27,219     33,125
James K. Walsh..................    --           --       27,208    10,292     67,500   103,610    16,079    119,689
Charles F. Kane.................    --           --       20,000    80,000    100,000    20,156    76,719     96,875
Thomas M. Palka.................    21,000     123,559    30,833    34,167     65,000   127,062     9,188    136,250

---------------

(1) Does not include shares purchased under the Company's Employee Stock Purchase Plan (see Description of the Stock Purchase Plan below).

OPTION REPRICING TABLE

     As discussed in the Board Compensation Committee Report below, in 1996 the Company gave certain holders of stock options, including certain executive officers, the opportunity to exchange options for new options with a lower exercise price and with a new vesting schedule beginning on the grant date of the new option. The following option repricing table sets forth certain information concerning such exchange of stock options by the executive officers of the Company. Except for such repricing in 1996, the Company has never repriced any stock options.

                                                                                                          LENGTH OF
                                          NUMBER OF                                                     ORIGINAL TERM
                                           OPTIONS    MARKET PRICE OF      EXERCISE                      REMAINING AT
                                          REPRICED    STOCK AT TIME OF   PRICE AT TIME   NEW EXERCISE      DATE OF
             NAME                DATE     (#SHARES)      REPRICING       OF REPRICING       PRICE         REPRICING
------------------------------  -------   ---------   ----------------   -------------   ------------   --------------
James J. Capeless.............  4/23/96     20,000          8.750            13.000          8.750          2Y  8M
                                4/23/96     20,000          8.750            14.875          8.750          3Y 10M
Andrew Ridgers................  1/23/96     50,000          8.125             9.500          8.125          2Y  1M
                                1/23/96     11,841          8.125            13.000          8.125          2Y 11M
                                4/23/96     15,000          8.750            14.875          8.750          3Y 10M
Jason E. Silvia...............  1/23/96     50,000          8.125            13.000          8.125          2Y 10M
                                4/23/96     15,000          8.750            14.875          8.750          3Y 10M
James K. Walsh................  4/23/96     15,000          8.750            13.000          8.750          2Y  8M
                                4/23/96     15,000          8.750            14.875          8.750          3Y 10M
Thomas M. Palka...............  4/23/96     15,000          8.750            13.000          8.750          2Y  8M
                                4/23/96     15,000          8.750            14.875          8.750          3Y 10M
Peter L. Fiore................  1/12/96     15,000          7.750            13.000          7.750          3Y 11M
James D. Foy..................  1/12/96     10,000          7.750            17.875          7.750          3Y  3M

DIRECTOR COMPENSATION

     Each director who is not also an employee of the Company is paid a quarterly fee of $2,000. Such directors are also paid $1,000 for each Board meeting and $500 for each committee meeting attended. Directors also are reimbursed for traveling costs and other out-of-pocket expenses incurred in connection with meeting attendance. Under the Company's 1991 Director Stock Option Plan, each non-employee director serving as such on January 31 of each year is automatically granted an option exercisable (subject to a three year vesting period) for the purchase of 10,000 shares (previously 5,000 shares prior to an amendment which is subject to approval of stockholders; see Approval of Amendment to Directors Stock Option Plan below) of the Company's common stock at a price per share equal to fair market value at the date of grant.

                      BOARD COMPENSATION COMMITTEE REPORT

     The overall policy for compensating executive officers has been based upon the following three principles:

          1. Aggregate compensation should be sufficiently competitive within the software industry to retain and, when necessary, attract executives capable of leading the Company.

          2. The executive officers of the Company should function and succeed as a team and, therefore, there should not be significant differences in compensation among those officers.

          3. A significant portion of aggregate compensation should depend upon the achievement of Company goals.

     The main components of the Company's executive compensation program are salary, bonuses and stock options. Executives are also eligible to participate in various benefit programs provided to all full time employees, including 401(k) and employee stock purchase plans. In addition, the committee instituted in early 1993 a split-dollar life insurance program for executive officers.

     SALARY AND BONUSES. The Committee's objective has been to fix levels of salary plus bonus opportunity for executive officers at the average levels for comparable companies within the software industry. Based upon review of various surveys of compensation within the industry, the Committee believes that this objective has generally been achieved. Because one of the Company's overall principles for compensating executive officers has been that there should not be significant differences in compensation among those officers, the Committee's comparison of the Company's compensation levels with those of other companies has been done on an aggregate rather than position by position basis.

     Executive salaries have been fixed based upon subjective consideration of several factors, principally including the levels of executive compensation for comparable companies in the industry. Each of the executives (except for Mr. Morrill, see discussion below) has been paid a salary which differs by no more than approximately 10% from the average executive salary. Except for the incremental percentage based upon his position, Mr. Capeless's salary as President and CEO was not independently determined and resulted solely from the fixing of a common salary range for all executive officers.

     At the beginning of each year, the Committee establishes a bonus pool opportunity for certain employees (other than sales and certain sales support personnel, who receive commissions and bonuses based upon sales). The actual bonus pool is determined based upon pre-tax profits in excess of certain minimum levels. No bonuses were awarded to executive officers for 1996.

     STOCK OPTIONS. The Committee believes that equity ownership by executive officers, as well as by other employees, provides an important long-term incentive for retention and team-oriented performance. Executive officers, as well as other employees of the Company, have historically been given, at the time of initial hiring, some form of equity ownership opportunity, most recently in the form of incentive stock options. Such equity has generally been subject to vesting over several years. From time to time executive officers have been granted additional stock options. The number of shares for which options were granted to executive officers in 1996 was determined by the Committee based upon consideration of several factors, including the performance of the officers, the options previously granted to such officers, and the amount of options granted to executive officers by comparable companies in the industry.

     MR. MORRILL'S COMPENSATION. When Mr. Morrill became President and Chief Executive Officer in March 1996, he stated to the Compensation Committee that his objective was to increase the value of the stock in the Company and that he did not require a salary or bonus opportunity within the range of the other executive officers. His annual salary was fixed at $120,000 and he was not included in the bonus plan. He did request a stock option which was competitive within the industry, and was granted an option for 125,000 shares.

     OPTION REPRICING. The Committee determined in January 1996 that the exercise prices of many stock options previously granted were at such high levels compared to existing market value that the incentive and retention powers of the options had been substantially negated. Accordingly, the Committee adopted a program whereby all option holders other than executive officers had the opportunity to exchange options on a one-for-one basis for new options with an exercise price equal to the market value as the effective date of the exchange, which was January 12, 1996. The new options had new five year vesting schedules. Messrs. Fiore and Foy, who are now executive officers but were not at that time, participated in the exchange program. Although the Committee did not permit executive officers to participate in the general exchange program, it did recognize that, principally due to the different hiring dates of its executive officers and the resulting differences in the exercise prices of their options, the incentive power of their options varied substantially. In order to remove this substantial variation, the Committee permitted Messrs. Ridgers, Silvia and Walsh to exchange options on substantially the same basis as the non-executive employees. Finally, in connection with negotiation of the agreements noted under the Summary Compensation Table, Messrs. Capeless and Palka also exchanged existing options for new options with an exercise price having a then current market value.

     COMPENSATION NOT QUALIFYING FOR TAX DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code provides in general that compensation to certain individual executive officers during any year in excess of $1 million is not deductible by a public company. The Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, and the nature of the options generally held by them (certain options do not result in income which is includable in the amounts which are non-deductible), the $1 million threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for federal tax deductibility might be at such time, if ever, as that threshold is within range of any executive officer.
                                            Compensation Committee

                                            Robert G. Claussen
                                            James M. Dow*
                                            Alphonse M. Lucchese*

* Mr. Dow and Mr. Lucchese were appointed to the Compensation Committee in July and October 1996, respectively. Mr. Morrill served on the Committee from January to March, 1996 and Messrs. Naylor and Robelen served on the Committee from March through July, 1996.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

     The following performance graph assumes an investment of $100 on May 14, 1992 (the effective date of the Company's initial public offering) and compares the change to December 31, 1992, 1993, 1994, 1995 and 1996 in the market price of the Company's common stock with a broad market index (S&P 500) and an industry index (S&P Computer Software & Services). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between these dates.

        Measurement Period            VMARK SOFTWARE,                        S & P SOFTWARE &
      (Fiscal Year Covered)                INC.              S & P 500           SERVICES
05/14/92                                   100                 100                 100
12/31/92                                 86.11              119.42              107.00
12/31/93                                158.33              152.42              117.78
12/31/94                                197.22              180.17              119.34
12/31/95                                104.17              253.19              164.19
12/31/96                                 83.33              393.62              201.88

     The Compensation Committee Report and the Comparison of Cumulative Total Stockholder Return above shall not be deemed to be "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission.

                              SECTION 16 REPORTING

     Section 16(a) of the 1934 Act requires the Company's directors and officers and persons who own more than ten percent of the Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, or a written representation from certain reporting persons, the Company believes that all required filings were timely made during 1996.

              APPROVAL OF AMENDMENTS TO DIRECTOR STOCK OPTION PLAN
                               (ITEM 2 OF NOTICE)

     The Board has adopted, subject to stockholder approval, amendments to the Company's 1991 Director Stock Option Plan (the "Director Plan") which (i) increase the number of shares authorized to be issued from 200,000 to 350,000,
(ii) increase the number of shares for which options are to be granted to non-employee directors each year from 5,000 to 10,000, (iii) extend the time during which holders may exercise options after ceasing to be a director from 90 days to one year, (iv) accelerate vesting so that, in the event of certain changes of control, options (which otherwise vest over three years) would become immediately exercisable in full, and (v) extend the expiration date until December 31, 2005. A copy of the Directors Plan which shows the amendments is included as Exhibit A to this proxy statement. Approval of the stockholders is sought under the terms of the Director Plan and in order to meet the stockholder approval requirements of Rule 16b-3 of the 1934 Act which, in the case of certain option plans which have been approved by stockholders, prevents the grant of options to directors and certain other affiliates from being deemed "purchases" for purposes of the profit recapture provisions of Section 16(b) of the 1934 Act. The amendments will be voted upon as a single matter. The Board recommends approval of the amendments because it believes that the continuing availability of options under the Director Plan for a competitive number of shares is an important factor in the Company's ability to attract and retain experienced directors.

DESCRIPTION OF DIRECTOR STOCK OPTION PLAN

     The Director Plan currently provides for the grant of nonqualified stock options to the non-employee directors of the Company for the purchase of up to an aggregate of 350,000 shares (subject to approval of stockholders as described above) of the Company's common stock. Under the plan, each non-employee director is entitled to receive, when first elected to serve as a director, an option exercisable for 15,000 shares. In addition, each non-employee director is entitled to receive on January 31 of each year an option exercisable for 10,000 shares (also subject to approval of stockholders as described above). The exercise price of all options granted under the plan is equal to the fair market value of the common stock on the date of grant. The plan provides for the payment of the exercise price in cash.

     Options granted under the plan are non-transferable other than by will or the laws of descent and distribution. The plan is administered by the Compensation Committee.

     Options granted under the plan may only be exercised with respect to vested shares. One-third of the shares subject to an option vest on the first, second and third anniversaries of the option grant date, except that (subject to approval of stockholders as described above), options become immediately exercisable in the event of certain changes of control. No option may be exercised more than one year after the optionee ceases to serve as a director of the Company or more than ten years after the date of grant.

     For federal income tax purposes, ordinary compensation income is recognized upon exercise by the optionee in the amount of any excess of the then fair market value over the market price, and the Company is entitled to a corresponding deduction.

     In 1996, options exercisable for 5,000 shares were granted to each of Messrs. Claussen, Morrill, Naylor, and Robelen at an exercise price of $8.38 per share and options exercisable for 15,000 shares were granted to each of Messrs. Dow and Lucchese at an exercise price of $9.63 per share. As of March 14, 1997, options for the purchase of 49,865 shares had been granted under the Director Plan and exercised, options for the purchase of 113,391 were outstanding, and 36,744 shares remained available for grant.

       APPROVAL OF AMENDMENT TO THE COMPANY EMPLOYEE STOCK PURCHASE PLAN
                               (ITEM 3 OF NOTICE)

     The Board has adopted, subject to approval of stockholders, an amendment to the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") extending the plan for a ten year period. Previously, no rights were to be granted under the Plan after March 25, 1997. Approval of the stockholders is sought under the terms of the Stock Purchase Plan and in order for the Stock Purchase Plan, as amended thereby, to meet the stockholder approval requirements of (i) Section 423 of the Internal Revenue Code, and (ii) Rule
16(b)-3 of the 1934 Act, which, in the case of certain stock purchase plans which have been approved by stockholders, prevents the purchase of stock by officers and certain other affiliates from being deemed "purchases" for purposes of the profit recapture provisions of Section 16(b) of the 1934 Act. The Board recommends approval of the amendment because it believes that the continuing availability of stock under the Stock Purchase Plan is an important factor in the Company's ability to attract and retain experienced employees.

DESCRIPTION OF THE STOCK PURCHASE PLAN

     The Stock Purchase Plan is administered by the Compensation Committee. All employees of the Company and its subsidiaries whose customary employment is 24 or more hours per week and more than five months per calendar year, other than those employees who own 5% or more of the stock of the Company, are eligible to participate in the Stock Purchase Plan (currently 310 persons). The Stock Purchase Plan may be implemented by one or more offerings of such duration as the Compensation Committee may determine, provided that no offering period may be longer than 27 months. An eligible employee participating in an offering may purchase common stock at a price equal to the lower of 85% of its fair market value at the commencement of the offering period or 85% of its fair market value on the last day of the offering period. Payment for common stock purchased under the plan is made through regular payroll deduction or lump sum cash payment, as determined by the Compensation Committee. The maximum value of common stock an employee may purchase during an offering period is 6% of the employee's compensation during such period, calculated on the basis of the employee's compensation rate on the date the employee elects to participate in that offering.

     The following table sets forth the number of shares of VMARK Common Stock issued under the Employee Purchase Plan during the fiscal year ended December 31, 1996 to the executive officers named in the summary compensation described above, the current executive officers as a group, and the non-executive officer employees.

          Robert M. Morrill..............................................       --
          James J. Capeless..............................................    1,707
          Andrew Ridgers.................................................    1,482
          Jason E. Silvia................................................       --
          James K. Walsh.................................................    1,571
          Charles F. Kane................................................      705
          Thomas M. Palka................................................      776
          Current executive officers as a group..........................    3,823
          Non-executive officer employees................................  153,767

     Of the 500,000 shares issuable under the Stock Purchase Plan, as of March 14, 1997 318,511 shares had been issued and 181,489 shares remained available for issuance. As of the date of this Proxy Statement, there have been nine completed offerings under the Stock Purchase Plan and a tenth offering is scheduled to be completed in August 1997.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (ITEM 4 OF NOTICE)

     On the recommendation of the Audit Committee, the Board of Directors has selected Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 1997. This firm has audited the accounts and records of the Company since 1985. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

     The selection of independent public accountants is not required to be submitted to a vote of the stockholders. The Board believes, however, it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

                     STOCKHOLDER PROPOSALS FOR 1998 MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received on or before December 5, 1997 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Executive Vice President, Administration. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act, as amended.

                                 OTHER MATTERS

     The Company has no knowledge of any matters to be presented for action by the stockholders at the meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

     The Company will bear the cost of the solicitation of proxies by the management, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of common stock.
                                            By order of the Board of Directors

                                            R. N. HOEHN
                                            Secretary

April 10, 1997

                                                                       EXHIBIT A

DELETIONS IN BRACKETS
ADDITIONS IN BOLD

                              VMARK SOFTWARE, INC.

                        1991 DIRECTOR STOCK OPTION PLAN

             AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 28, 1997

1.  Purpose

     The purpose of this 1991 Director Stock Option Plan (the "Plan") of VMARK Software, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.  Administration

     The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

3.  Participation in the Plan

     Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.  Stock Subject to the Plan

     a. The maximum number of shares which may be issued under the Plan shall be [200,000] 350,000 shares of the Company's Common Stock ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan.

     b. If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

     c. All options granted under the Plan shall be non- statutory options not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended to-date and as it may be amended from time to time (the "Code").

5.  Terms, Conditions and Form of Options

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

a.  Option Grant Dates

          (i) Options shall be granted to all eligible directors when first elected to serve as a director, or in the case of directors serving at the time of approval of this Plan by the Board of Directors, on the date of such approval.

          (ii) On January 31 of each year, commencing January, 1993, options shall be granted to each eligible director then serving as a director of the Company.

b.  Shares Subject to Option

     Each option granted pursuant to Section 5(a)(i) of the Plan shall be exercisable for 15,000 shares of Common Stock. Each option granted pursuant to
Section 5(a)(ii) of the Plan shall be exercisable for [5,000] 10,000 shares of Common Stock.

c.  Option Exercise Price

     The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on the NASDAQ National Market System (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding date) or (ii) if the grant occurs prior to the initial public offering of the Common Stock, the fair market value per share of Common Stock on the date of grant as determined by the Board of Directors.

d.  Options Non-Transferable

     Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

e.  Exercise Period

     Each option may be exercised on a cumulative basis as to one-third of the shares subject to the option on each of the first, second and third anniversaries of the date of grant of such option, provided that, subject to the provisions of Section 5(f), no option may be exercised more than [90 days] ONE YEAR after the optionee ceases to serve as a director of the Company AND FURTHER PROVIDED THAT, IN THE EVENT OF A CHANGE OF CONTROL OF THE COMPANY, SUCH OPTION SHALL BECOME FULLY EXERCISABLE. FOR PURPOSES OF THE FOREGOING, A "CHANGE OF CONTROL" SHALL MEAN (I) THE DIRECT OR INDIRECT ACQUISITION BY ANY PERSON, ENTITY OR GROUP ACTING IN CONCERT OF MORE THAN 35% OF THE AGGREGATE VOTING POWER OF THE OUTSTANDING SECURITIES OF THE COMPANY HAVING THE RIGHT TO VOTE AT ELECTIONS OF DIRECTORS, (II) A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY CEASING TO CONSIST OF INDIVIDUALS WHO ARE MEMBERS OF SUCH BOARD ON JULY 29, 1996 OR FOR WHOSE NOMINATION FOR SUCH MEMBERSHIP A MAJORITY OF SUCH MEMBERS VOTED IN FAVOR, OR (III) THE DISPOSITION BY THE COMPANY OF SUBSTANTIALLY ALL ITS BUSINESS, OTHER THAN IN CONNECTION WITH A MERE CHANGE OF PLACE OF INCORPORATION OR SIMILAR MERE CHANGE IN FORM. No option shall be exercisable after the expiration of ten years from the date of grant.

f.  Exercise Period Upon Disability or Death

     Notwithstanding the provisions of Section 5(e), any option granted under the Plan may be exercised, to the extent then exercisable, by an optionee who becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while acting as a director of the Company, or may be exercised, to the extent then exercisable, upon the death of such optionee while a director of the Company by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to
Section 5(h), in each case within the period of one year after the date the optionee ceases to be such a director by reason of such disability or death; provided that, no option shall be exercisable after the expiration of ten years from the date of grant.

  g.  Exercise Procedure

     Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

  h.  Exercise by Representative Following Death of Director

     A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the terms of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the plan.

6.  Assignments

     The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

7.  Time for Granting Options

     [All options for shares subject to the Plan shall be granted, if at all, not later than five years after the approval of the plan by the Company's stockholders.] NO OPTIONS UNDER THE PLAN SHALL BE GRANTED AFTER DECEMBER 31, 2005.

8.  Limitation of Rights

  a.  No Right to Continue as a Director

     Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

  b.  No Stockholders' Rights for Options

     An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

9.  Changes in Common Stock

     a. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number of kind of shares or other securities, or if additional shares of new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

     b. In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company is acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidations unless exercised by the optionee within a specified number of days following the date of such notice.

10.  Amendment of the Plan

     The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan, and this Plan may not be amended more than once in any six-month period.

11.  Notice

     Any written notice to the Company required by any of the provisions of the plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12.  Governing Law

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the Commonwealth of Massachusetts.

     Amended by the Board of Directors on January 28, 1997, subject to stockholder approval.


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                               1. To elect two Directors.
                                                                                                                 With-   For All
    ======================                                                                                For    hold    Except
      VMARK SOFTWARE,INC.                                               ROBERT G. CLAUSSEN                [ ]     [ ]      [ ]
    ======================                                                 JAMES M. DOW

                                                                  NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line
                                                                  through the nominee's name. Your shares will be voted for
                                                                  the remaining nominee.
                                                                                                          For   Against  Abstain
    RECORD DATE SHARES:                                        2. Approve amendments to Directors Stock   [ ]     [ ]      [ ]
                                                                  Option Plan to (i) increase the
                                                                  number of shares authorized to be issued,
                                                                  (ii) increase the number of shares
                                                                  included in the annual grant to non-
                                                                  employee directors, (iii) extend the time
                                                                  for exercise in certain circumstances,
                                                                  (iv) accelerate vesting in the event of
                                                                  a change in control, and (v) extend the
                                                                  expiration date of such plan.
                                                                                                          For   Against  Abstain
                                                               3. Approve amendment to Employee Stock     [ ]     [ ]      [ ]
                                                                  Purchase Plan to extend the expiration
                                                                  date of such plan.

                                                               4. Ratify the selection of Deloitte &      [ ]     [ ]      [ ]
                                                                  Touche LLP as independent accountants.

                                                   ------------   Mark box at right if comments or address change have     [ ]
    Please be sure to sign and date this Proxy     Date           been noted on the reverse side of this card.
 --------------------------------------------------------------

 ------Stockholder sign here------------Co-owner sign here-----

DETACH CARD                                                                                                        DETACH CARD


                                                       VMARK SOFTWARE, INC.


        Dear Stockholder:

        Please mark the boxes on the proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy card in the enclosed postage paid envelope.

        Sincerely,


        VMARK Software, Inc.



                             VMARK SOFTWARE, INC.

                    PROXY SOLICITED BY BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 6, 1997

The undersigned hereby acknowledge(s) receipt of the notice and accompanying Proxy Statement, revoke(s) any prior proxies, and appoint(s) Robert M. Morrill and Peter Gyenes or either of them, with power of substitution in each, attorneys for the undersigned to act for and vote, as specified below, all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of the Stockholders of VMARK Software, Inc. to be held on May 6, 1997, and at any adjourned sessions thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

       ----------------------------------------------------------------
-------PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE---------
                              ENCLOSED ENVELOPE.
       ----------------------------------------------------------------

 Please sign exactly as your name appears on the books of the Corporation.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

-------------------------------------       -----------------------------------

-------------------------------------       -----------------------------------

-------------------------------------       -----------------------------------

                              VMARK SOFTWARE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                    Amended Effective as of January 28, 1997

l. PURPOSE. The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide employees of VMark Software, Inc. (the "Company"), and its subsidiaries, who wish to become stockholders of the Company an opportunity to purchase Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. ELIGIBLE EMPLOYEES. Subject to provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:

     (a)  in excess of 20 hours per week; and

     (b)  more than five months in the relevant calendar year.

3. OFFERING DATES. From time to time the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

4. PRICES. The Price per share for each grant of rights hereunder shall be the lesser of:

     (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

     (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

VMARK SOFTWARE, INC.
EMPLOYEE STOCK PURCHASE PLAN
PAGE 2




     At its discretion, the Board of Directors may determine a higher price for a grant of rights.

5.   EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

     (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

     (b) The method of payment for Shares purchased upon exercise or rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board of Directors; provided, however, that payment through regular payroll deductions may in no event commence before the date on which a prospectus with respect to the Offering of the Shares covered by the Plan is provided to each participating employee. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

     (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6. TERM OF RIGHTS. Rights granted on any Offering Date shall be exercisable upon the expiration of such period ("Offering Period") as shall be determined by the Board of Directors when it authorizes the Offering, provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

7. SHARES SUBJECT TO THE PLAN. No more than 500,000 Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of

VMARK SOFTWARE, INC.
EMPLOYEE STOCK PURCHASE PLAN
PAGE 3




     the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

8.   LIMITATIONS ON GRANTS.

     (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.

     (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

     (c) No right granted to any participating employee under a single Offering shall cover more shares than may be purchased at an exercise price equal to that percentage of the employee's annual rate of compensation on the date the employee elects to participate in the Offering as determined by the Board of Directors from time to time.

9. LIMIT ON PARTICIPATION. Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitation, established by the Board of Directors when it authorizes the offering.

10. CANCELLATION OF ELECTION TO PARTICIPATE. An employee who has elected to participate in an Offering may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Board of Directors, cancel such election as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.

VMARK SOFTWARE, INC.
EMPLOYEE STOCK PURCHASE PLAN
PAGE 4





11. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest.

12. EMPLOYEE'S RIGHTS AS STOCKHOLDER. No participating employee shall have any rights as a stockholder in the Shares covered by a right granted hereunder until such rights has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

13. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14. AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN. The Board of Directors may at any time terminate or amend this Plan without notice and without further action on the part of stockholders of the Company, provided:

     (a) that no such termination or amendment shall adversely affect the then existing rights of any participating employee;

     (b)  that any such amendment which:

          (i) increases the number of Shares subject to the Plan (subject to the provisions of Section 7);

          (ii) changes the class of persons eligible to participate under the Plan; or

          (iii) materially increases the benefits accruing to participants under the Plan shall be subject to approval of the stockholders of the Company.

15. EFFECTIVE DATE AND APPROVALS. The Plan was initially adopted by the Board of Directors on March 25, 1992 and became effective as of said date. It was approved by the stockholders in April 1992. The Plan was subsequently amended to increase the number of shares subject thereto, which increases were approved by the stockholders. The Plan was amended on January 28, 1996 to extend its term, which amendment is subject to stockholder approval prior to January 28, 1998. The Company's obligation to offer, sell and deliver its Shares under the Plan after March 25, 1997 is subject to such approval.

VMARK SOFTWARE, INC.
EMPLOYEE STOCK PURCHASE PLAN
PAGE 5




16.  TERM OF PLAN. No rights shall be granted under the Plan after March 25,
     2007.

17. ADMINISTRATION OF THE PLAN. The Board of Directors or any committee or persons to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.


          Amended by the Board of Directors on January 28, 1997, subject to stockholder approval prior to January 28, 1998.